Filed Pursuant to Rule 424(b)(3)
        Registration No. 333-255557

BROOKFIELD REAL ESTATE INCOME TRUST INC.
SUPPLEMENT NO. 7 DATED SEPTEMBER 28, 2023
TO THE PROSPECTUS DATED APRIL 11, 2023

This prospectus supplement (“Supplement”) is part of and should be read in conjunction with the prospectus of Brookfield Real Estate Income Trust Inc., dated April 11, 2023 (as supplemented to date, the “Prospectus”). Unless otherwise defined herein, capitalized terms used in this Supplement shall have the same meanings as in the Prospectus. References herein to the “Company,” “we,” “us,” or “our” refer to Brookfield Real Estate Income Trust Inc. and its subsidiaries unless the context specifically requires otherwise.

The purpose of this Supplement is to disclose an update regarding changes to our board of directors.

Management Update
On September 25, 2023, Zachary B. Vaughan resigned from the Board of Directors of the Company. All references to Mr. Vaughan in the Prospectus, including in the section of the Prospectus entitled “Management—Board of Directors – Directors and Executive Officers”, are hereby removed.
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